Exhibit 1.1.2

Amendment to Trust Indenture and Agreement

This AMENDMENT, dated as of June 18, 2003, made by Citigroup Global Markets Inc., as Depositor (the “Depositor”), JPMorgan Chase Bank, as Trustee (the “Trustee”), Kenny S&P Evaluation Services, a division of J.J. Kenny Company, Inc., as Evaluator (the “Evaluator”) to the Trust Indenture and Agreement dated June 16, 1987 (the “Trust Indenture and Agreement”).

WITNESSETH,  that

WHEREAS the parties hereto are acting as Depositor, Trustee and Evaluator of the several unit investment trusts (each, a “Trust”) constituting the Tax Exempt Securities Trust, each of which was created by a Reference Trust Agreement which incorporates the Trust Indenture and Agreement, and

WHEREAS all conditions and requirements necessary to make this Amendment a valid instrument that is legally binding on the parties hereto and the holders of units have been satisfied,

NOW, THEREFORE, the Depositor, Trustee and the Evaluator agree as follows:

The form of Certificate of Ownership set forth in the preamble of the Trust Indenture and Agreement is amended in its entirety to read as in the exhibit attached hereto.

This Amendment is effective as of the date hereof and is applicable to the Trusts now existing and all unit investment trusts hereafter created pursuant to a Reference Trust Agreement which incorporates the Trust Indenture and Agreement.

This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, Citigroup Global Markets Inc., JPMorgan Chase Bank and Kenny S&P Evaluation Services have caused this Amendment to be executed by a duly authorized officer as of the day, month and year first above written.

CITIGROUP GLOBAL MARKETS INC., as Depositor

By:	/S/ GEORGE S. MICHINARD, JR.

Title: Director

JPMORGAN CHASE BANK, as Trustee

By:	/S/ ROSALIA A. KOOPMAN

Title: Vice President

KENNY S&P EVALUATION SERVICES, as Evaluator

By:	/S/ FRANK A. CICCOTTO, JR .

Title: Managing Director

Tax Exempt Securities Trust

Certificate of Ownership

Certificate Number	Cusip

Units

Plan of Distribution

See Reverse for Certain Definitions
Description of Trust
This certifies that

is the registered owner of:

UNIT(S) OF UNDIVIDED INTEREST

in the TAX EXEMPT SECURITIES TRUST of the above series

created under the laws of the State of New York pursuant to a Trust Indenture and Agreement, as amended, supplemented or varied by the Reference Trust Agreement applicable to this series (together, the “Trust Indenture”), a copy of which is available at the office of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Indenture to which the Holder of this Certificate by virtue of the acceptance hereof assents and is bound. This Certificate is transferable and interchangeable by the registered owner in person or by his duly authorized attorney at the Trustee’s office upon surrender of this Certificate properly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and payment of the fees and expenses provided in the Trust Indenture.

Witness the facsimile signature of a duly authorized signatory of the Sponsor and the manual signature of an authorized signatory of the Trustee.

	CITIGROUP GLOBAL MARKETS INC.		JPMORGAN CHASE BANK
	as Sponsor		as Trustee

BY		BY
	Authorized Signatory		Authorized Signatory

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	JT TEN – as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT/TRANSFERS MIN ACT — Custodian under Uniform Gifts/Transfers to Minors Act (Cust) (Minor) (State)
TEN ENT – as tenants by the entireties

Additional abbreviations may also be used though not in the above list.

Form of Assignment

FOR VALUE RECEIVED,

hereby sells, assigns and transfers                                                                                                                                       Units unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

and does hereby irrevocably constitute and appoint

                                                                                                                                                                                                         ,  Attorney,

to transfer said Units on the books of Trustee, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a guarantor institution participating in the Securities Transfer Medallion Program or in such other signature guarantee programs acceptable to the Trustee.